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                                                                   EXHIBIT 23.5

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

    We have issued our report dated May 28, 1998, accompanying the financial statements of KLUR, KQXC, KYYI Radio incorporated by reference in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



/s/ Johnson, Miller & Co.
Odessa, Texas
June 29, 1998